EXHIBIT 23

Price Waterhouse LLP
Suite 2800
400 North Ashley Street
P.O. Box 2640
Tampa, FL  33601-2640
Telephone:  (813) 223-7577

            CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Florida Progress Corporation of our report dated May 15, 1997 relating to the financial statements of the Savings Plan for Employees of Florida Progress Corporation which appears in the Form 11-K of Florida Progress Corporation dated June 16, 1997.




PRICE WATERHOUSE LLP

/s/  PRICE WATERHOUSE LLP
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Tampa, Florida
June 16, 1997